                                                                    Exhibit 10.4

                       VOTING AND SUPPORT AGREEMENT - HOST

      THIS VOTING AND SUPPORT AGREEMENT (this "Agreement"), dated as of February 15, 1999, is made and entered into by and among BR Holding, Inc., a Delaware corporation ("Parent"), Bull Run Corporation, a Georgia corporation ("Bull Run"), Host Merger Sub, Inc., a Kentucky corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and the stockholders of Host Communications, Inc., a Kentucky corporation (the "Company"), listed on Exhibit A and Exhibit B.

      WHEREAS, Parent, Bull Run, Capital Sports Properties, Inc., the Company, Universal Sports America, Inc., Merger Sub and two other wholly owned subsidiaries of Parent have entered into an Agreement and Plan of Merger of even date herewith (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which, among other things, the parties have agreed, on the terms and conditions set forth in the Merger Agreement, to the merger of Merger Sub with and into the Company, with the Company as the surviving corporation (the "Merger");

      WHEREAS, as of the date hereof, each of the persons listed on Exhibit A hereto (the "Common Shareholders") is the owner of the number of shares of common stock, no par value per share (the "Company Common Stock"), of the Company set forth opposite such person's name on Exhibit A (the "Existing Common Shares" and, together with any shares of Company Common Stock acquired after the date hereof and prior to the termination hereof, whether upon exercise of options, conversion of convertible securities or otherwise, the "Common Shares"); and

      WHEREAS, as of the date hereof, each of the persons listed on Exhibit B hereto (the "Preferred Shareholders") is the owner of the number of shares of Series B Cumulative Preferred Stock, no par value per share (the "Company Preferred Stock"), of the Company set forth opposite such person's name on Exhibit B hereto ( the "Existing Preferred Shares" and, together with any shares of Company Preferred Stock acquired after the date hereof and prior to the termination hereof, whether upon exercise of options, conversion of convertible securities or otherwise, the "Preferred Shares"); and

      WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent and Bull Run have required that each of the Common Shareholders and the Preferred Shareholders (collectively, the "Subject Shareholders") agree, and each of the Subject Shareholders has agreed, to vote all of the Common Shares and Preferred Shares (collectively, the "Shares") owned by such Subject Shareholder on the terms and conditions provided for herein;

      NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, the parties hereby agree as follows:

      1. Definitions. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement.

      2. Agreement to Vote. From and after the date of this Agreement, at any meeting of the shareholders of the Company, however called, or in any other circumstance upon which the vote, consent or other approval of the holders of shares of Company Common Stock and Company Preferred Stock, as the case may be, is sought, each Subject Shareholder shall vote (or cause to be voted) all of the Shares owned by such Subject Shareholder (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and each of the other actions contemplated by the Merger Agreement and any actions required in furtherance thereof; (ii) against any action or agreement that would result in a breach of any covenant, agreement, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement; and (iii) against the following actions (other than in connection with the Merger and the transactions contemplated by the Merger Agreement), (A) any Acquisition Proposal and (B) to the extent that such actions (1) are intended to, or could reasonably be expected to, impede, interfere with, delay, postpone or materially adversely affect the Merger, the value of the Company on a consolidated basis or the transactions contemplated by the Merger Agreement or (2) are intended to, or could reasonably be expected to, implement or lead to any Acquisition Proposal,
(x) any change in a majority of the persons who constitute the Board of Directors of the Company, (y) any change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or Bylaws, in each case, as currently in effect, or (z) any other material change in the Company's corporate structure or business. In addition to the other covenants and agreements of the Subject Shareholders provided for elsewhere in this Agreement, each Subject Shareholder agrees that he shall not enter into any agreement or understanding with any person or entity the effect of which would be inconsistent with or violate the provisions and agreements contained in this
Section 2. Nothing herein shall in any way restrict or limit a Subject Shareholder from taking any action in his or her capacity as a director or officer of the Company or otherwise fulfilling his or her fiduciary obligations as a director or officer of the Company.

      3. Representations and Warranties of Each Subject Stockholder. Each Subject Stockholder hereby represents and warrants to the Company as to his ownership of Shares as follows:

            (a) Ownership of Shares. On the date hereof, the Existing Common Shares or Existing Preferred Shares (collectively, the "Existing Shares"), as the case may be, are owned of record and beneficially by such Subject Shareholder and, as of the date hereof, the Existing Shares constitute all of the shares of Company Common Stock or Company Preferred Stock, as the case may be, owned of record or beneficially by such Subject Shareholder. Such Subject Shareholder has sole power of disposition, sole power of conversion (if applicable), sole power to demand appraisal right and sole power to vote or otherwise agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares, with no material limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

            (b) Power; Binding Agreement. Such Subject Shareholder has the legal capacity, power, and authority to enter into and perform all of his obligations under this Agreement. The execution, delivery and performance of this Agreement by such Subject Shareholder will not violate any other agreement to which such Subject Shareholder is a party, including, without limitation, any voting agreement, shareholders' agreement or voting trust. This Agreement has been duly and validly executed and delivered by such Subject Shareholder and constitutes a valid and binding obligation of such Subject Shareholder enforceable against such Subject Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

            (c) No Conflict. No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution and delivery of this Agreement by such Subject Shareholder and the consummation by him of the transactions contemplated hereby, except where the failure to obtain such consent, permit, authorization, approval or filing would not interfere with such Subject Shareholder's ability to perform his obligations hereunder, and none of the execution and delivery of this Agreement by such Subject Shareholder, the consummation by such Subject Shareholder of the transactions contemplated hereby or compliance by such Subject Shareholder with any of the provisions hereof shall (A) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement, or other instrument or obligation of any kind to which such Subject Shareholder is a party or by which such Subject Shareholder or any of his properties or assets may be bound, or (B) violate any order, writ, injunction, decree, judgment, statute, rule, or regulation applicable to such Subject Shareholder or any of its properties or assets, in each such case except to the extent that any conflict, breach, default, or violation would not interfere with the ability of such Subject Shareholder to perform his obligations hereunder.

            (d) No Liens. Except as permitted by this agreement, the Existing Shares and the certificates representing such shares are now, and at all times during the term hereof will be, held by such Subject Shareholder, or by a nominee or custodian for the benefit of such Subject Shareholder, free and clear of all Liens, proxies, understandings or arrangements or any other rights whatsoever, except for any such Liens or proxies arising under this Agreement.

            (e) No Finder's Fees. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Subject Shareholder.

      4. Certain Covenants of the Subject Shareholders. Except in accordance with the terms of this Agreement, each Subject Shareholder hereby covenants and agrees as follows:

            (a) No Solicitation. In his capacity as a stockholder of the Company, such Subject Shareholder shall not, directly or indirectly, (i) solicit or initiate any inquiries or proposals that constitute an Acquisition Proposal,
(ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any such inquiries or any such Acquisition Proposal or (iii) agree to, approve or recommend any Acquisition Proposal. Such Subject Shareholder shall notify Parent orally (within one business day) and in writing (as promptly as practicable) of all relevant details relating to, and all material aspects of, all inquiries and proposals which he may receive relating to any Acquisition Proposal and, if such inquiry or proposal is in writing, such Subject Shareholder shall deliver to Parent a copy of such inquiry or proposal as promptly as practicable. Such Subject Shareholder will immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any parties conducted heretofore with respect to any of the foregoing.

            (b) Restriction on Transfer, Proxies, and Non-Interference. Such Subject Shareholder shall not (i) except as contemplated by the Merger Agreement and except, in the case of a Subject Shareholder who is an individual, upon such Subject Shareholder's death, offer for sale, sell transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option, or other arrangement or understanding with respect to the offer for sale, transfer, pledge, encumbrance, assignment or other disposition of, any of the Shares, (ii) grant any proxies or powers of attorney (except for the purpose of approving the Merger Agreement), deposit any Shares into a voting trust, or enter into a voting agreement with respect to any Shares, or (iii) take any action that could reasonably be expected to make any representation or warranty of such Subject Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling such Subject Shareholder from performing its obligations under this Agreement.

            (c) Waiver of Appraisal Rights. Such Subject Shareholder hereby waives any rights of appraisal or rights to dissent from the Merger that such Subject Shareholder may have, to the extent that any rights of appraisal or dissent are applicable.

            (d) Additional Shares. Such Subject Shareholder shall promptly notify Parent and Bull Run of the number of any new shares of Company Common Stock or Company Preferred Stock acquired by such Subject Shareholder after the date hereof.

            (e) Stop Transfer Order. In furtherance of this Agreement, concurrently herewith, such Subject Shareholder shall and hereby does authorize the Company's counsel to notify the Company's transfer agent that there is a stop transfer order with respect to all of the Existing Shares held as of the date hereof (and that this Agreement places limits on the voting and transfer of such Existing Shares).


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

      5. Miscellaneous.

            (a) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

            (b) Binding Agreement. This Agreement and the obligations hereunder shall attach to each Subject Shareholder's Shares and shall be binding upon any Person or entity to which legal or beneficial ownership of each Subject Shareholder's Shares shall pass, whether by operation of law or otherwise, including, without limitation, such Subject Shareholder's administrators or successors. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement.

            (c) Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party; provided, however, that each of Parent, Bull Run and Merger Sub may assign all of its rights hereunder to any direct or indirect wholly owned subsidiary of Parent to which it has assigned all of its rights under the Merger Agreement.

            (d) Amendments. This Agreement may not be amended, changed, supplemented or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

            (e) Notices. All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses or the addresses set forth on the signature pages hereto:

      If to Parent, Bull
      Run or Merger Sub:  Bull Run Corporation
                          4370 Peachtree Road, NE
                          Atlanta, GA 30319
                          Attention:  Robert S. Prather
                          Facsimile:  (404) 261-9607

      with a copy to:     Proskauer Rose LLP
                          1585 Broadway
                          New York, NY 10036
                          Attention:  Henry O. Smith III, Esq.
                          Facsimile:  (212) 969-2900


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

      If to any
      Subject
      Shareholder:        to the address set forth on the signature page for
                          such Subject Shareholder attached hereto.

      copies to:          Dinsmore & Shohl LLP
                          Lexington Financial Center
                          250 West Main Street
                          Suite 2020
                          Lexington, Kentucky 40507
                          Attention:  Joseph H. Terry, Esq.
                          Facsimile:  (606) 425-1099

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

            (f) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision or portion of any provision had never been contained herein.

            (g) Specific Performance. Each of the Subject Shareholders recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause Parent and Bull Run to sustain damages for which they would not have an adequate remedy at law for money damages and, therefore, in the event of any such breach, Parent and Bull Run shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which they may be entitled, at law or in equity.

            (h) Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

            (i) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto; provided, however, that in the event of a Subject Shareholder's death, the benefits and obligations of such Subject Stockholder hereunder shall inure to his or her successors and heirs.


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

            (j) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

            (k) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

            (l) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which, taken together, shall constitute one and the same agreement. This Agreement shall not be effective as to any party hereto until such time as this Agreement or a counterpart thereof has been executed and delivered by each party hereto.

            (m) Confidentiality; Press Releases. Each Subject Shareholder shall keep confidential all information obtained by it with respect to Parent, Bull Run, Host Merger Sub, the Merger Agreement or the transactions contemplated by the Merger Agreement, and will use such information solely in connection with the transactions contemplated by the Merger Agreement and this Agreement. If the transactions contemplated by the Merger Agreement and this Agreement are not consummated, each Subject Shareholder shall, upon request, return to Parent, Bull Run and Merger Sub or destroy (and certify to Parent, Bull Run and Merger Sub that he has so destroyed), without retaining a copy thereof, any schedules, documents or other written information, and any reports, notes, computer files or other evidence, whether written or electronic, that reflect, refer to or contain such information. Without limiting the generality of the foregoing, no Subject Shareholder shall make any press release or other public statements with respect to the Merger Agreement or the transactions contemplated by the Merger Agreement, including the Mergers, and shall not issue any such press release or make any such public statement, without the prior written consent of Parent, Bull Run and Merger Sub (which may be given or withheld in their respective sole discretion). Notwithstanding the foregoing, no Subject Shareholder shall be required to keep confidential or return any information which (a) is required to be disclosed by law, pursuant to an order or request of a judicial authority or Governmental Entity having competent jurisdiction (provided the Subject Shareholder seeking to disclose such information provides Parent, Bull Run and Merger Sub with at least five business days prior written notice thereof), or
(b) which can be shown to have been generally available to the public otherwise than as a result of a breach of this Agreement.

            (n) Expiration. This Agreement shall expire upon the first to occur of (i) the Host Effective Time, (ii) the termination of the Merger Agreement in accordance with the terms thereof or (iii) written notice of termination of this Agreement by Parent and Bull Run.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                    BR HOLDING, INC.


                                    By:    /s/ Robert S. Prather, Jr.
                                       ---------------------------------------
                                    Name:  Robert S. Prather, Jr.
                                    Title: President

                                    BULL RUN CORPORATION


                                    By:    /s/ Robert S. Prather, Jr.
                                       ---------------------------------------
                                    Name:  Robert S. Prather, Jr.
                                    Title:  President

                                    HOST MERGER SUB, INC.


                                    By:    /s/ Robert S. Prather, Jr
                                       ---------------------------------------
                                    Name:  Robert S. Prather
                                    Title: President

                                    CAPITAL SPORTS PROPERTIES, INC.


                                    By:    /s/ Russell W. Howard
                                       ---------------------------------------
                                    Name:  Russell W. Howard
                                    Title: President

                                    AMENDED AND RESTATED INDIVIDUAL
                                    RETIREMENT TRUST FOR CHARLES L.
                                    JARVIE

                                    By: CHASE BANK OF TEXAS, N.A.
                                        as Trustee


                                    By:    /s/ Scott Deneen
                                       ---------------------------------------
                                    Name:  Scottt Deneen
                                    Title: Vice President


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

                                           /s/ Charles L. Jarvie
                                       ---------------------------------------
                                       Charles L. Jarvie


                                           /s/ W. James Host
                                       ---------------------------------------
                                       W. James Host


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

                                    Exhibit A

                               COMMON SHAREHOLDERS

                                              Existing
Name                                           Shares          % of Outstanding
----                                           ------          ----------------
Bull Run Corporation                           45,731                5.1%
Capital Sports Properties, Inc.               447,002               49.0%
W. James Host                                 122,482               13.4%
Charles L. Jarvie (In Trust)                   45,646                5.0%
                                              -------               ----
      TOTAL                                   660,861               72.5%
                                              =======               ====


                                       A-1